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                                                           FOR IMMEDIATE RELEASE


                    AMERICAN BANK NOTE HOLOGRAPHICS, INC.
                         ANNOUNCES MANAGEMENT CHANGE


                 Morris Weissman Resigns as Chairman and CEO

ELMSFORD, NY, APRIL 9, 1999 -- American Bank Note Holographics, Inc. (NYSE: ABH) today announced that Morris Weissman has resigned from the Company, where he served as Chief Executive Officer, as well as from the Company's Board of Directors, on which he served as Chairman. The resignations are effective immediately.

American Bank Note Holographics is a world leader in the origination, production, and marketing of mass-produced secure holograms, based on its significant market share. The Company's holograms are used for security applications, such as counterfeiting protection for credit card and other transaction cards, identification cards and documents of value, as well as for tamper resistance and authentication of high-value consumer and industrial products.

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Contacts:

Kenneth H. Traub                                Walter Montgomery
President                                       Media and Investor Relations
American Bank Note Holographics, Inc.           Robinson Lerer & Montgomery
914-592-2355                                    212-484-6721